UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
FBL FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

Delaware	1-11917	42-1411715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, IA (Address of principal executive offices	50266 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          At meetings held November 15, 2005, December 6, 2005, January 30, 2006 and February 21, 2006, the Management Development and Compensation Committee (the “Committee”):
1.	set the base salaries of executive officers including the chief executive officer and next four most highly paid executive officers (together, the “Named Executive Officers”) for 2006;

2.	approved grants of stock options and restricted stock (which included establishment of performance goals for the restricted stock) to employees including the Named Executive Officers;

3.	ratified payment of bonuses paid to employees including the Named Executive Officers on February 1, 2006 based on attainment of 2005 company goals;

4.	set company goals for 2006 on which cash bonuses payable in 2007 will be based, and

5.	revised compensation payable to directors.
Base Salaries for 2006 for the Named Executive Officers

Name	Title	2006 Base Salary
William J. Oddy	Chief Executive Officer	$682,500
James W. Noyce	Chief Financial Officer and Chief Administrative Officer	$461,100
Stephen M. Morain	Senior Vice President and General Counsel	$428,200
Bruce A. Trost	Executive Vice President – P/C Companies	$355,100
JoAnn W. Rumelhart	Executive Vice President – Farm Bureau Life	$348,400
Stock Options Granted January 16, 2006
          The Committee’s annual grants of stock options to eligible participants were effective January 16, 2006 pursuant to the 1996 Class A Common Stock Compensation Plan. Grants were made to the Named Executive Officers in the amounts shown below. Consistent with the plan, the options have an exercise price of $32.56 per share, vest ratably over a five year period and expire ten years after the date of grant.

Name	Number of Options
William J. Oddy	49,630
James W. Noyce	24,589
Stephen M. Morain	10,378
Bruce A. Trost	17,215
JoAnn W. Rumelhart	16,890

Restricted Stock Grants in 2006
          In 2006 for the third year the Committee determined to emphasize performance results by splitting the equity awards of certain executive officers, including the Named Executive Officers, into a stock option component and a restricted stock component. The shares of restricted stock vest after three years if performance criteria are met. For the grants made January 16, 2006, as amended February 21, 2006, the Committee has set performance goals of earnings per share for the three years ended December 31, 2008, and return on equity for year 2008. Grants to the Named Executive Officers are valued at the amended date of February 21, 2006 at $33.98 per share, as follows:

Name	Shares of Restricted Stock	Grant Date Value
William J. Oddy	31,442	$1,068,339
James W. Noyce	15,578	$529,340
Stephen M. Morain	6,575	$223,418
Bruce A. Trost	10,906	$370,586
JoAnn W. Rumelhart	10,700	$363,586
Cash Bonuses Paid in 2006 for 2005 Performance
          The Named Executive Officers are eligible to receive an annual cash bonus as part of the Company’s Management Performance Plan, based on the achievement of performance objectives established for the prior year. The performance objectives are company oriented and are used to determine bonuses for all eligible employees. The Committee reviewed and ratified the payment of the annual bonus which was made February 1, 2006 based on the achievement of targets established for 2005. The Named Executive Officers received the following bonuses under this plan.

Name	Bonus Paid in 2006 for 2005 Performance
William J. Oddy	$461,230
James W. Noyce	$246,936
Stephen M. Morain	$151,851
Bruce A. Trost	$190,169
JoAnn W. Rumelhart	$190,169
Performance Goals for 2006
          The Committee has established eight equally weighted company performance goals for the Management Performance Plan for 2006, which include growth in property and casualty accounts with a Farm Bureau membership; Farm Bureau Life production growth; property/casualty production growth; life expenses; property/casualty expenses; FBL earnings per share; property/casualty loss and expense ratios, and EquiTrust Life collected premiums. Attainment of the goals under the Management Performance Plan is designed to produce target bonuses to the executive officers of 80% for Mr. Oddy, 55% for Mr. Noyce, 50% for Ms. Rumelhart and Mr. Trost, and 35% for Mr. Morain, and for exceptional performance could allow bonuses of up to 160% for Mr. Oddy, 110% for Mr. Noyce, 100% for Ms. Rumelhart and Mr. Trost, and 70% for Mr. Morain.
Director Compensation
          The Committee determined to revise the schedule of payments to non-management directors to the following schedule:
          Class A directors and Class B directors receive annual retainers of $24,000 and $10,000, respectively, plus a fee of $1,250 for each Board meeting attended ($500 for telephonic meetings). Members of the Audit Committee receive $1,000 per meeting; members of the Class B Nominating Committee receive $500 per meeting ($250 per telephonic meeting); members of the other committees receive $1,000 per meeting ($500 per telephonic meeting). The chairperson of the committee receives 100% more than the members, per meeting. Directors may elect to receive their fees in cash, in shares, or in deferred stock equivalent units pursuant to the Director Compensation Plan. All directors are reimbursed for travel expenses incurred in attending Board or committee meetings, and are reimbursed for travel expenses of their spouse for one Board meeting per year. The non-employee directors each annually receive nonqualified stock options to purchase 4,000 shares at the date of grant fair market value.
EXHIBITS
10.1 Summary Sheet: Named Executive Officer Base Salaries 2006.
10.2 Revised Rules for Payment of Meeting Fees, Retainers and Expenses to the Board of Directors, incorporated by reference to Exhibit 10.6, Revised Rules for Payment of Meeting fees, Retainers and Expenses to the Board of Directors, in Form 10-K for the period ended December 31, 2005, File Number 001-11917.
10.3 Management Performance Plan 2006.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Date: March 1, 2006
/s/ James W. Noyce
James W. Noyce
Chief Financial Officer and Chief Administrative Officer

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